UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2015 (October 21, 2015)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition

Following the issuance of a press release on October 21, 2015 announcing SL Green Realty Corp.’s, or the Company, results for the quarter ended September 30, 2015, the Company intends to make available supplemental information regarding the Company’s operations that is too voluminous for a press release.  The Company is attaching the press release as Exhibit 99.1 and the supplemental package as Exhibit 99.2 to this Current Report on Form 8-K.

The information (including Exhibits 99.1 and 99.2) being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.                                        Regulation FD Disclosure

As discussed in Item 2.02 above, on October 21, 2015, the Company issued a press release announcing its results for the quarter ended September 30, 2015.

Today, the Company announces that it is raising its earnings guidance of $6.30 to $6.34 of FFO per share (diluted) for the year ending December 31, 2015 to $6.34 to $6.37 of FFO per share (diluted).

The following table reconciles estimated earnings per share (diluted) to FFO per share (diluted) for the year ending December 31, 2015.

	Year Ended December 31,
	2015	2015
Net income per share attributable to SL Green stockholders	$2.28	$2.30
Add:
Depreciation and amortization	5.38	5.38
Unconsolidated joint ventures depreciation and noncontrolling interests adjustments	0.33	0.33
Net income attributable to noncontrolling interests	0.21	0.22
Less:
Gain on sale of real estate and discontinued operations	1.87	1.87
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	0.15	0.15
Depreciable real estate reserves	(0.18)	(0.18)
Depreciation and amortization on non-real estate assets	0.02	0.02
Funds from Operations per share attributable to SL Green common stockholders and noncontrolling interests	$6.34	$6.37

The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.  This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release regarding results for the quarter ended September 30, 2015.

99.2                        Supplemental package.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties.  The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.

Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s  liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP.  FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends.  Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies.  FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The Company presents earnings before interest, taxes, depreciation and amortization, or EBITDA, because the Company believes that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt.  EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated by adding income taxes, loan loss reserves and the Company’s share of joint venture depreciation and amortization to EBITDA.

Same-Store Net Operating Income, Same-Store Cash Net Operating Income and Related Measures

The Company presents same-store net operating income, same-store cash net operating income, same-store joint venture net operating income, and same-store joint venture cash net operating income because the Company believes that these measures provide investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since January 1, 2014 and still owned in the same manner at the end of the current quarter, the Company determines same-store net operating income by subtracting same-store property operating expenses and ground rent from same-store recurring rental and tenant reimbursement revenues. Same-store cash net operating income is derived by deducting same-store straight line and free rent from, and adding same-store tenant credit loss allowance to, same-store net operating income. Same-store joint venture net operating income and same-store joint venture cash net operating income are calculated in the same manner as noted above, but includes just the Company’s pro-rata share of the joint venture net operating income. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

Debt to Market Capitalization Ratio

The Company presents the ratio of debt to market capitalization as a measure of the Company’s leverage position relative to the Company’s estimated market value.  The Company’s estimated market value is based upon the quarter-end trading price of the Company’s common stock multiplied by all common shares and operating partnership units outstanding plus the face value of the Company’s preferred equity. This ratio is presented on a consolidated basis and a combined basis.  The combined debt to market capitalization includes the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture debt.  The Company believes this ratio may provide investors with another measure of the Company’s current leverage position.  The debt to market capitalization ratio should be used as one measure of the Company’s leverage position, and this measure is commonly used in the REIT sector; however, this may not be comparable to other REITs that do not compute in the same manner.  The debt to market capitalization ratio does not represent the Company’s borrowing capacity and should not be considered an alternative measure to the Company’s current lending arrangements.

Coverage Ratios

The Company presents fixed charge and interest coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and ground rent from current cash net operating income.  These coverage ratios are provided on both a consolidated and combined basis.  The combined coverage ratios include the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture fixed charges and cash net operating income.  These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date: October 22, 2015